Exhibit 99.6

BENEFICIAL OWNER ELECTION FORM

The undersigned acknowledge(s) receipt of the letter and the enclosed materials relating to the grant of non-transferable rights to purchase shares of common stock, par value $0.01 per share, of Federal Trust Corporation.

I (we) hereby instruct you as follows:

(CHECK THE ONE APPLICABLE BOX AND PROVIDE ALL REQUIRED INFORMATION)

Box 1.	☐	Please DO NOT EXERCISE RIGHTS to purchase shares of Common Stock.

Box 2.	☐	Please EXERCISE RIGHTS to purchase shares of Common Stock as set forth below:

A.	Number of Shares Being Purchased:
(subject to the purchase and ownership limitations described in the Prospectus section entitled “The Rights Offering – Limit on How Many Shares of Common Stock You May Purchase in the Rights Offering”)

B.	Aggregate Subscription Price Payment Required: $

Basic Subscription Privilege

I exercise	(number of rights)	rights x XX = (ratio)	(number of new shares) (round down to nearest whole share)

I subscribe for	(number of new shares)	x $ XX = (subscription price)	$ (amount payable)

Over-Subscription Privilege

If you fully exercise your Basic Subscription Privilege and wish to subscribe for additional shares, you may exercise your Over-Subscription Privilege.

STEP 1:	Determine the maximum number of available unsubscribed shares:

XX (total no. of shares offered less shares to be owned by standby purchasers)	- = (number of new shares subscribed above)	shares (maximum available number of unsubscribed shares)

(OVER)

STEP 2.	Exercise Over-Subscription Privilege (up to the above maximum):

(number of over-subscription shares subscribed)	x $ XX = (subscription price)	$ (additional amount payable)

Total Shares =	___________________
(sum of Basic plus Over-Subscription amounts)
(Must equal the total shares specified on line “A” above.)

Total Payment Required =	$__________________
(sum of Basic plus Over-Subscription amounts)
(Must equal the total payment specified on line “B” above.)

I (we) on my (our) own behalf, or on behalf of any person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•	irrevocably elect to purchase the number of shares of Common Stock indicated on line “A” above, upon the terms and conditions specified in the prospectus; and

•	agree that if I (we) fail to pay for the shares of Common Stock I (we) have elected to purchase, you may exercise any remedies available to you under law.

Name(s) of beneficial owner(s):

Signature(s) of beneficial owner(s):

Telephone Number:

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name:

Capacity (Full Title):

Address (including Zip Code):

Telephone Number:

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